As filed with the U.S. Securities and Exchange Commission on March 4, 2025
 Registration No. 333-284654

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
 FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GEN DIGITAL INC.
(Exact name of registrant as specified in its charter)

Delaware	7372	77-0181864
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

60 E. Rio Salado Parkway, Suite 1000, Tempe, AZ 85281
(650) 527-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bryan Ko
Gen Digital Inc.
350 Ellis Street
Mountain View, CA 94043
(408) 517-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Sophia Hudson, P.C. Jennifer L. Lee, P.C. Leia Pearl Andrew Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Richard Correia MoneyLion Inc. 249-245 West 17th Street, 4th Floor New York, NY 10011 (212) 300-9865	Lee Hochbaum Darren Schweiger Davis Polk & Wardwell LLP 650 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: Pursuant to Rule 162 under the Securities Act, the offer described herein will commence as soon as practicable after the date of this registration statement. The offer cannot, however, be completed prior to the time that this registration statement is declared effective and all conditions to the offer have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Gen Digital Inc. is filing this Amendment No. 2 to its Registration Statement on Form S-4 (File No. 333-284654) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

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Item 21.	Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit Number	Description
2.1*
Agreement and Plan of Merger, dated as of December 10, 2024, among Gen Digital Inc., Maverick Group Holdings, Inc. and MoneyLion Inc. (included as Annex A to the proxy statement/prospectus which is part of this registration statement and incorporated by reference herein) (schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Gen Digital agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request).

3.1*	Amended and Restated Certificate of Incorporation of Gen Digital Inc. (incorporated herein by reference to Exhibit 3.01 to the Annual Report on Form 10-K for the fiscal year ended March 29, 2024).

3.2*	Bylaws of Gen Digital Inc., as amended and restated as of October 8, 2024 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K dated October 8, 2024).

5.1*	Opinion of Kirkland & Ellis LLP regarding the legality of the securities being issued.

10.1*
Form of Contingent Value Rights Agreement, between Gen Digital Inc. and the Trustee (as defined therein) (included as Annex B to the proxy statement/prospectus, which is part of this registration statement and incorporated by reference herein).

10.2*
Form of Voting Agreement, by and among Gen Digital Inc. and certain stockholders of MoneyLion (included as Annex C to the proxy statement/prospectus, which is part of this registration statement and incorporated by reference herein).

21.1*	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the Annual Report on Form 10-K for the fiscal year ended March 29, 2024).

23.1*	Consent of Kirkland & Ellis LLP (included as part of its opinion filed as Exhibit 5.1).

23.2	Consent of KPMG LLP Independent Registered Public Accounting Firm of Gen Digital Inc.

23.3*	Consent of RSM US LLP Independent Registered Public Accounting Firm of MoneyLion Inc.

24.1*	Powers of Attorney (included on signature page of initial filing of the proxy statement/prospectus).

99.1*	Form of Proxy Card of MoneyLion Inc.

99.2*	Consent of Keefe, Bruyette & Woods, Inc.

107*	Filing Fee Table.

*	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on March 4, 2025.

GEN DIGITAL INC.

By:	/s/ Vincent Pilette
Vincent Pilette
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vincent Pilette	Chief Executive Officer, President and Director	March 4, 2025
Vincent Pilette	(Principal Executive Officer)

*	Chief Financial Officer	March 4, 2025
Natalie Derse

*	Lead Independent Director	March 4, 2025
Frank E. Dangeard

*	Director	March 4, 2025
Ondrej Vicek

*	Director	March 4, 2025
Sue Barsamian

*	Director	March 4, 2025
Pavel Baudis

*	Director	March 4, 2025
Eric K. Brandt

*	Director	March 4, 2025
Nora Denzel

*	Director	March 4, 2025
Peter A. Feld

*	Director	March 4, 2025
Emily Heath

*	Director	March 4, 2025
Sherrese M. Smith

*By:	/s/ Vincent Pilette
Name: Vincent Pilette
Title: Attorney-in-Fact

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